Exhibit 5.2

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August 1, 2017

Cellect Biotechnology Ltd.

23 Hata’as Street

Kfar Saba, Israel 44425

Re: Post-Effective Amendment No. 2 on Form F-3 to Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as U.S. counsel to Cellect Biotechnology Ltd., an Israeli company (the “Company”) in connection with the filing of a Post-Effective Amendment No. 2 on Form F-3 to Registration Statement on Form F-1 (Registration No. 333-212432) (as amended to date, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration and proposed offering of (i) warrants to purchase an aggregate of 1,035,021 American Depositary Shares (the “ADSs”), each ADS representing twenty (20) ordinary shares, no par value per share of the Company (the “Investor Warrants”), and (ii) warrants to purchase up to 16,051 ADSs (the “Underwriter Warrants”) issued to the Underwriters (collectively, the “Warrants”). We understand that the Investor Warrants were sold to the Underwriters for resale to the public as described in the Registration Statement and pursuant to an underwriting agreement entered into by and among the Company and the several underwriters (the “Underwriters”) substantially in the form filed as an exhibit to the Registration Statement (the “Underwriting Agreement”).

We have examined signed copies of the Registration Statement and have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the articles of association of the Company, as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

U.S. practice conducted through McDermott Will & Emery LLP.

340 Madison Avenue New York New York 10173-1922 Telephone: +1 212 547 5400 Facsimile: +1 212 547 5444 www.mwe.com

The agreements governing the Investor Warrants (the “Warrant Agreements”) and the Underwriter Warrants contain provisions stating that they are to be governed by the laws of the State of New York, and we are rendering this opinion as to New York law. We are admitted to practice in the State of New York, and we express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States federal law and the laws of the State of New York. In particular, we do not purport to pass on any matter governed by the laws of Israel. To the extent that the obligations of the Company under the Warrant Agreements may be dependent upon such matters, we have assumed for purposes of this opinion that (i) The Bank of New York Mellon (the “Warrant Agent”) is and will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is and will be duly qualified to engage in the activities contemplated by, and has the requisite organizational and legal power and authority to perform its obligations under, the Warrant Agreements; (ii) the Warrant Agent will be in compliance with all applicable laws and regulations, with respect to acting as an agent under the Warrant Agreements; (iii) the Warrant Agreements will be the valid and binding agreement of the Warrant Agent, enforceable against the Warrant Agent in accordance with their terms, and (iv) the Warrant Agreements and Underwriter Warrants were duly authorized by the Company.

Based upon and subject to the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, the Warrant Agreements, and the Underwriter Warrants, assuming that the Warrants were issued and paid for in accordance with the terms of the Underwriting Agreement, Warrant Agreements and Underwriter Warrants, as applicable, were valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and equitable principles of general applicability.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). This opinion is rendered to you in connection with the filing of the Post-Effective Amendment No. 2 on Form F-3 referenced above. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ McDermott Will & Emery LLP